Exhibit 99.1

FOR IMMEDIATE RELEASE

ACCERIS COMMUNICATIONS INC. AGREES TO SELL THE BUSINESS OF ACCERIS
COMMUNICATIONS CORP. TO NORTH CENTRAL EQUITY LLC

FOR $24.5 MILLION

PITTSBURGH, PA—MAY 20, 2005—Acceris Communications Inc. (OTCBB:ACRS) (“ACI”), announced today that, with the assistance and guidance of its independent advisors, CIT Capital Securities LLC (“CIT Capital Securities”), it has completed an evaluation of ACI’s future business direction. As a result of the analysis prepared by management along with CIT Capital Securities, the Board of Directors (the “Board”) has elected to dispose of ACI’s telecommunications business in an asset sale transaction. On May 19, 2005, the Company entered into an Asset Purchase Agreement (“APA”) and a Management Services Agreement (“MSA”) with North Central Equity LLC (“NCE”) and its subsidiary, Acceris Management and Acquisition LLC (“Buyer”) (NCE and Buyer are collectively described as “North Central Equity”), to dispose of its telecommunications assets and operations.

"The proposed transaction will allow Acceris to focus all of its resources on the growing Voice over Internet Protocol market, a key element of our business since the early 1990’s”, said Allan Silber, Chairman and Chief Executive Officer of ACI. “The team at North Central Equity are seasoned telecommunications operators and we are confident that they will take our telecommunications business to the next level of success.”

"We are excited to be acquiring the Acceris’ telecommunications business” said Elam Baer, Chief Executive Officer of North Central Equity. “The Company has made a lot of progress over the last three years and we believe that with the added talent of our management team, we will be well on our way to building a successful competitor in this sector.”

Evaluation Process

The evaluation process which led to the disposition decision commenced in June 2004. CIT Capital Securities, along with ACI’s management, examined the markets in which the telecommunications business operates to assess potential merger and acquisition opportunities. In this process, ACI contacted approximately 100 potential partners. Having assessed various market opportunities, negotiated with a number of potential targets, and reviewed ACI management’s recommendation, the Board has determined that the described transaction was in the best interests of ACI’s stockholders.

The Proposed Transaction

The assets included in the asset sale transaction include substantially all of the assets of the telecommunications segment (the “Acquired Assets”) as reported by ACI in its Annual Report on Form 10-K for the year ended December 31, 2004, with a current book value of approximately $19.2 million. The consideration for the Acquired Assets and operations is the Buyer’s assumption of certain designated liabilities of the telecommunications segment in the aggregate amount of approximately $24.5 million. The transaction is subject to ACI shareholder, regulatory and debt holder approvals, and other customary closing conditions. The transaction is expected to close by September 30, 2005.

The APA contemplates a secured break-up fee in the event of termination or if the parties otherwise fail to close on the transactions contemplated therein. Specifically, North Central Equity shall be entitled to an amount equal to: (i) any advances made by the Buyer to Acceris Communications Corp. (“ACC”), ACI’s wholly-owned subsidiary that operates its telecommunications business, in connection with any written agreements between North Central Equity, ACI and ACC plus (ii) an amount equal to ACC’s net income from April 30, 2005 to the APA termination date plus (iii) an amount equal to 5% of ACC’s net income during the same period. The APA also contains indemnification and other provisions customary for agreements of this nature.

The foregoing is a summary description of the terms of the APA, and by its nature is incomplete. It is qualified in the entirety by the text of the APA, a copy of which will be filed as an exhibit to a Current Report on Form 8-K, expected to be filed within several days.

Management Services Agreement

In the MSA, the Buyer, on an exclusive basis, agreed to establish and implement operational policies and to provide general management and direction of day-to-day operations of ACC, subject to reporting duties to the President of ACC and the Board.

As its compensation for management services under the MSA, the Buyer shall be entitled to a fee equal to ACC’s net income during the period the MSA is in effect, plus 5% of such net income. Further, the Buyer has agreed to provide, from time to time, funds to ACC to fund its continued operations. In the event that ACC’s net income is not sufficient to entitle the Buyer to a management fee under the MSA, then the Buyer shall not be entitled to any reimbursement from ACC for funds it may have advanced to ACC and such advances instead shall be considered non-reimbursable expenses incurred by the Buyer in the performance of its duties under the MSA (other than the break-up fee described above). The term of the MSA is from May 19, 2005 to the earlier of: (i) the APA closing date, or (ii) the termination of the APA.

North Central Equity has agreed to fund the operations of the business, subject to the terms of the MSA, during the period of the MSA on the condition that the transaction is completed no later than September 30, 2005.

The foregoing is a summary description of the terms of the MSA and by its nature is incomplete. It is qualified in its entirety by the text of the MSA, a copy of which will be filed as an exhibit to a Current Report on Form 8-K, expected to be filed within several days.

Counsel Corporation

In conjunction with the proposed transaction, Counsel Corporation (“Counsel”), ACI’s controlling shareholder, has entered into a proxy agreement with the Buyer, wherein Counsel has agreed to vote in favor of the proposed transaction. Counsel has also agreed to guarantee the break-up fee described above. Additionally, Counsel has agreed, conditional upon the closing of the described transactions, to extend the maturity of its loans to ACI from April 30, 2006 to December 31, 2006, and to extend its Keep Well from its current maturity of June 30, 2005 to December 31, 2006.

Platinum Equity

Due to an inability to reach agreement on mutually acceptable terms related to a proposed transaction and non-binding letter of intent with Platinum Equity, ACI and Platinum Equity have agreed not to proceed with the proposed transaction that was previously announced by the companies on March 28, 2005.

About CIT Capital Securities LLC

CIT Capital Securities LLC is a subsidiary of CIT Group Inc. CIT is a leading commercial and consumer finance company with nearly $50 billion in assets. Founded in 1908, CIT has offices worldwide with over 6,000 employees and provides clients with financing and leasing products and advisory services. CIT holds leading positions in vendor financing, factoring, commercial and corporate aircraft financing, rail car and locomotive financing, construction financing, Small Business Administration loans, and asset-based and credit-secured lending.

About North Central Equity LLC

North Central Equity LLC is a Minneapolis, Minnesota based privately-owned holding company, established in 2004, with experience in the telecommunications industry.

About Acceris Communications Inc.

Acceris Communications Inc. is a broad based communications company serving residential, small and medium-sized business and large enterprise customers in the United States through its subsidiary Acceris Communications Corp. A facilities-based carrier, it provides a range of products including local dial tone and 1+ domestic and international long distance voice services, as well as fully managed and fully integrated data and enhanced services. Acceris Communications Inc. offers its communications products and services both directly and through a network of independent agents, primarily via multi-level marketing and commercial agent programs. Acceris also offers a proven network convergence solution for voice and data in VoIP communications technology and holds two foundational patents in the VoIP space. For further information, please visit Acceris Communications Inc.’s website at www.acceris.com.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended, that are based on management’s exercise of business judgment as well as assumptions made by and information currently available to management. When used in this document, the words “may”, “will”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, and words of similar import, are intended to identify any forward-looking statements. You should not place undue reliance on these forward-looking statements. Negotiations with respect to the transaction that are the subject of this release are ongoing and may result in significant modifications to the transaction. There can be no assurance that the transaction that is the focus of this release will be concluded, or if concluded that it will be concluded on terms currently contemplated. These statements reflect our current view of future events and are subject to certain risks and uncertainties as noted in our securities and other regulatory filings. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results could differ materially from those anticipated in these forward-looking statements. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.

Acceris Contacts:

Stephen Weintraub, SVP and Secretary
stephen.weintraub@acceris.com
(416) 866-3058

Gary Clifford, Chief Financial Officer
clifford@acceris.com
(416) 866-8170

North Central Equity Contact:

Elam Baer, CEO
baer@ncequity.net
612-465-0260